STOCK AND PROMISSORY NOTES PURCHASE AGREEMENT

               Agreement, dated as of September 30, 2003, between GNB Bank (Panama) S.A, a bank organized under the laws of Panama with offices at Torre Banco Continental, Piso 30, Panama City, Republic of Panama ("Seller") and Hispanic Telecommunications Holding S.A. ("Purchaser"), a corporation organized under the laws of Luxembourg with offices at 9 Rue Schiller L-2519, Luxembourg.

                                    RECITALS

        A. Seller is the owner of 38,352,714 shares of the common stock, par value $.001 per share ("PHGW Shares") of Phone1 Globalwide, Inc. ("PHGW"), a corporation existing under the laws of the State of Delaware, United States.

        B. Seller is the owner and payee of promissory notes (individually and collectively, the "Notes") issued by Phone1 Inc., a Florida corporation, United States (and a wholly owned subsidiary of PHGW) having an outstanding, in the aggregate, principal amount of US$20,000,000 in accordance with loan agreements ( individually and collectively "L Agreements") signed between the Seller and Phone1.

        C. Seller wishes to sell the PHGW Shares and the Notes and the Purchaser wishes to purchase the PHGW Shares and Notes, upon the terms and subject to the conditions below set forth.


        NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is acknowledged, it is agreed as follows:

1.      Sale of Stock and Notes.

        (a) Seller shall sell to the Purchaser, and the Purchaser purchases from the Seller, on September 30, 2003 (the "Closing Date"), the PHGW Shares for a price ("Purchase Price") of US$15,000,000. The Purchase Price shall be paid on the Closing Date to the Seller in immediately available New York Clearing House funds in United States dollars and shall be wire transferred to the account(s) designated in a written notice from the Seller to the Purchaser prior to the Closing Date.

        (b) The Seller sells and assigns to the Purchaser, and the Purchaser purchases from the Seller, on the Closing Date, the Notes and the L Agreements for a price of US$20,000,000 plus interest accrued thereon to the Closing Date ( the "Note Purchase Price"). The Note Purchase Price shall be paid on the Closing Date to the Seller in immediately available New York Clearing House funds in United States dollars and shall be wire transferred to the account(s) designated in a written notice from the Seller to the Purchaser prior to the Closing Date.

        (c) The Seller shall deliver to the Purchaser on the Closing Date (i) stock certificate(s) for the PHGW Shares, together with stock powers executed by one of its authorized officers with a

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signature guarantee by a member of the New York Stock Exchange or a United
States commercial bank; and (ii) the Notes and the L Agreements and assignments thereof.

        (d) On the Closing Date, the Purchaser shall convert, effective as of the Closing Date, the aggregate principal amount of the Notes (and take such action and execute such documents and instruments to do so in accordance with the L Agreements) into 50,000,000 shares of the common stock, par value $.001 per share of PHGW. Purchaser acknowledges that in connection with the issuance to it of such 50,000,000 shares that substantially the same undertakings and representations made by it in Section 2 (a) through (g) hereof need be made to PHGW and the certificate for such 50,000,000 shares will contain the first legend set forth in Section 2 (h) hereof.

        (e) The Closing shall take place at the offices of Proskauer Rose, LLP, 1585 Broadway, New York, New York 10036 at 10 A.M., United States East Coast time.

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents, warrants and covenants to Seller as follows:

        (a) The PHGW Shares and the Notes are received by the Purchaser for investment purposes for its own account, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the PHGW Shares and the Notes have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states of the United States or any other jurisdiction, and cannot be sold other than by reason of a specified exemption from the registration provisions thereunder.

        (b) The Purchaser acknowledges that the PHGW Shares and Notes must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registrations is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to satisfaction of certain conditions including, among other things, the availability of certain current public information about PHGW and compliance with applicable requirements and the amount of securities to be sold and the manner of sale.

        (c) The Purchaser is a sophisticated investor with knowledge and experience in business and financial matters and is able to bear the economic risk and lack of liquidity inherent in owning PHGW Shares and the Notes.

        (d) The Purchaser has carefully reviewed all information filed by PHGW pursuant to the Securities Act or the United States Securities Exchange Act of 1934, as amended, and relies solely on such information and acknowledges that neither the Seller nor its affiliates has provided any information to it regarding PHGW or its subsidiaries or affiliates of any of them; is not relying upon the Seller for the accuracy or completeness of any of the information contained in such filings and is none of them is responsible to provide any information to Purchaser in respect to PHGW or its subsidiaries or affiliates of any of them.


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        (e) The Purchaser is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement.

        (f) The Purchaser understands and acknowledges that neither the United States Internal Revenue Service nor any other tax authority has been asked to rule on nor has it ruled on the tax consequences of the transaction contemplated hereby.

        (g) The Purchaser is an "Accredited Investor" as the term is defined in Rule 501(a) of Regulation D under the Securities Act.

        (h) The Purchaser understands that all certificates for the PHGW Shares and the Notes bear, respectively, a legend in substantially the following forms:

" THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT, OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

"THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WILL ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

        (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and it has the full power and authority to conduct its business as now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Purchaser is duly licensed and qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on it.

        (j) The Purchaser has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereunder have been duly authorized by the Board of Directors of the Purchaser and, to the extent necessary under the laws of Luxembourg or the organization documents of the Purchaser, by its stockholders. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, and other laws of general applicability affecting the rights and remedies of creditors.


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        (k) The execution, delivery and performance by the Purchaser of this
Agreement and the consummation of the transactions contemplated herein do not and will not: (i) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give right to a right to amend or modify the terms of, result in the creation of any lien or encumbrance upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract agreement, lease, license or other instrument or obligations of any kind or nature by which the Purchaser or any of its properties or assets, may be bound or affected; (ii) conflict with, violate or result in any loss of benefit under, any order, judgment, writ, injunction, regulation, statute or decree; (iii) conflict with, violate or result in any loss of benefit under, any permit, concession or franchise; or (iv) conflict with or violate any provision of the Certificate of Incorporation, charter or organization documents or By-Laws, each as heretofore amended, of the Purchaser.

        (l) There are not outstanding or threatened any claims or proceedings of any nature as against the Purchaser which could in any manner affect the delivery of this Agreement or the consummation of the transactions contemplated herein.

        (m) All of the representations, warranties and covenants and undertaking made by Purchaser shall survive the execution and delivery of this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The Seller represents, warrants and covenants to the Purchaser as follows:

        (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Panama and it has the full power and authority to conduct its business as now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Seller is duly licensed and qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not have a material adverse effect on it.

        (b) The Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by the Board of Directors of the Seller and, to the extent necessary under the laws of the Republic of Panama or the organization documents of the Seller, by its stockholders. This Agreement has been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, and other laws of general applicability affecting the rights and remedies of creditors.


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        (c) The execution, delivery and performance by the Seller of this
Agreement and the consummation of the transactions contemplated herein do not and will not: (i) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give right to a right to amend or modify the terms of, result in the creation of any lien or encumbrance upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract agreement, lease, license or other instrument or obligations of any kind or nature by which the seller or any of its properties or assets, may be bound or affected; (ii) conflict with, violate or result in any loss of benefit under, any order, judgment, writ, injunction, regulation, statute or decree; (iii) conflict with, violate or result in any loss of benefit under, any permit, concession or franchise; or (iv) conflict with or violate any provision of the Certificate of Incorporation, charter or organization documents or By-laws, each as heretofore amended, of the Seller.

        (d) There are not outstanding or threatened any claims or proceedings of any nature as against the Seller which could in any manner affect the delivery of this Agreement or the consummation of the transactions contemplated herein.

        (e) All of the representations, warranties and covenants made by the Seller shall survive the execution and delivery of this Agreement.

        (f) The PHGW Shares and Notes are owned by the Seller free and clear of any liens, encumbrances or restrictions of any kind or nature, except in respect to the legend referred to in Section 2(h) hereof.

4. INDEMNIFICATION, GENERALLY. From and after the date hereof, each of the Seller and the Purchaser shall indemnify, defend and save harmless the other and their respective officers, directors, employees, agents and representatives ( each an "Indemnified Party") from and against, and to promptly pay to an Indemnified Party or reimburse an Indemnified Party for, any and all claims, liabilities, losses, costs, expenses, interest and fines (including reasonable attorneys fees and expenses of attorneys, accountants and other experts incurred by any Indemnified Party) sustained or incurred by any Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any breach of any of the representations, warranties or covenants of the other herein or the failure to perform any undertaking or obligation to be undertaken or performed by it hereunder.

5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties regarding the subject matter thereof and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.


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6.      GOVERNING LAW, SERVICE OF PROCESS.

        (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, United States, without regard to conflict of law principles. Any dispute with respect to the interpretation of this Agreement or the rights and obligations of the parties shall exclusively be brought in a proceeding in the United States District Court for the Southern District of New York, or if such court does not have subject matter jurisdiction then in the Supreme Court of the State of New York, County of New York. Each of the parties accepts and consents for itself and its property, generally and unconditionally to the exclusive jurisdiction of such courts and waives the right to object to the jurisdiction or venue of either of such courts and waives the right to claim that such courts are inconvenient forums. Each of the parties specifically states that this Agreement and any disputes as to their meaning or the rights and obligations of the parties shall not be subject to arbitration.

        (b) Each of the parties hereby irrevocably designates, appoints and empowers the party or entity set forth in Exhibit A ( the "Agent") hereto under its name (who must have regular and principal offices in New York, New York, United States) as its agent and designee to receive, accept and acknowledge for and on its behalf , and in respect to its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such Agent shall cease to be available to act as such, each party agrees to immediately designate a new Agent on the same terms as set forth herein. Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies by Federal Express or like courier to the address of the party as set forth in this Agreement. Notwithstanding the foregoing (i) service of any such process on the Agent of a party shall be deemed effective service on the party who designated and appointed such Agent; and (ii) nothing herein shall be deemed to constitute a general consent to the service of process or the in personam jurisdiction of the courts of the State of New York for legal actions or proceedings not related to this Agreement or the transactions contemplated by this Agreement.

7. NOTICES. Any notice, consent or other communication required or permitted hereunder or which any party sends to the others shall be in writing and delivered in person or by Federal Express or like courier service or by confirmed facsimile transmission and

               If to the Seller:
               Torre Banco Continental
               Piso 30,
               Panama City, Republic of Panama
               Attention:  Mr. Camilo Verastegui
               Facsimile No: 507 206 6901

               If to Purchaser:  9 Rue Schiller L-2519
                                 Luxembourg
                                 Facsimile No. (011) 352-472-473
                                 Attention:  Ms. Valerie Ingelbrecht


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or to such other  address or party as either  party  hereto  give  notice to the other.

8. CONFIDENTIALITY. This Agreement and the terms thereof shall be kept confidential and not disclosed to any person or party (except the respective attorneys of the parties), except as may be required by law.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

10. AMENDMENTS OR MODIFICATIONS. This Agreement may not be amended or modified in any manner except by a writing signed by each of the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

11. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives and heirs; provided, however, that (i) this Agreement and the rights and obligations of the Purchaser may not be assigned; and (ii) the PHGW Shares and Notes are subject to limitations on transfer and assignment as set forth in this Agreement.

12. COOPERATION. Each of the parties shall cooperate with each other and sign such other documents and instruments hereafter, without cost or expense, in order to effectuate the provisions of this Agreement.

13. WAIVER OF JURY TRIAL. Each party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

14. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK].


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        IN WITNESS  HEREOF,  the parties have executed this  Agreement as of the date first above written.

                       GNB BANK (PANAMA), S.A.

                       By:_____________________
                       Name:__________________
                       Title:___________________



                       HISPANIC TELECOMMUNICATIONS  HOLDING, S.A.

                       By:_____________________
                       Name:__________________
                       Title:___________________


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                                    EXHIBIT A

1.      Agent for service of process on Seller in New York, New York, United
        States:

        Proskauer Rose LLP
        1585 Broadway
        New York, NY  10036-8299
        c/o David W. Sloan
        Facsimile No. (212) 969-2900
        E-Mail:  dsloan@proskauer.com


2.      Agent for service of process on Purchaser in New York, New York, United
        States:

        Name
        Address
        Attention
        Facsimile No.
        E-Mail:



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